May 30, 2014

Securities  Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control

        RE:    American Depositary Shares evidenced by Each (1)
American Depositary Share representing Ten (10) deposited shares of Pinnacle Technology (Form F-6 File No. 333-183095)
	   Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for Pinnacle Technology

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised name change for Pinnacle Technology

The Prospectus has been revised to reflect the new name, and has been overstamped with:
Effective May 30, 2014 the Companys name changed to Pinnacle
Holdings Limited
Please contact me with any questions or comments at 212 815-2852
Kimberly Schwarz
The Bank of New York Mellon - ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International Corporate Finance)




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